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                                                                  EXHIBIT 99.1

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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:

                          MOLECULAR DEVICES CORPORATION
                             a Delaware corporation;


                         MERCURY ACQUISITION SUB, INC.,
                           a Delaware corporation; and


                              LJL BIOSYSTEMS, INC.,
                             a Delaware corporation



                           ---------------------------

                            Dated as of June 7, 2000

                           ---------------------------

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SECTION 1.     DESCRIPTION OF TRANSACTION ...................................................1

        1.1    Merger of Merger Sub into the Company.........................................1

        1.2    Effect of the Merger..........................................................1

        1.3    Closing; Effective Time.......................................................1

        1.4    Certificate of Incorporation and Bylaws; Directors and Officers...............2

        1.5    Conversion of Shares..........................................................2

        1.6    Closing of the Company's Transfer Books.......................................3

        1.7    Exchange of Certificates......................................................3

        1.8    Reserved......................................................................4

        1.9    Dissenting Shares.............................................................5

        1.10   Reserved......................................................................5

        1.11   Tax Consequences..............................................................5

        1.12   Accounting Consequences.......................................................5

        1.13   Further Action................................................................5

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY ................................5

        2.1    Due Organization; Subsidiaries; Etc...........................................5

        2.2    Certificate of Incorporation and Bylaws.......................................6

        2.3    Capitalization, Etc...........................................................6

        2.4    SEC Filings; Financial Statements.............................................7

        2.5    Absence of Changes............................................................8

        2.6    Title to Assets..............................................................10

        2.7    Receivables; Customers.......................................................10

        2.8    Real Property; Leasehold.....................................................11

        2.9    Intellectual Property........................................................11

        2.10   Contracts....................................................................12

        2.11   Sale of Products; Performance of Services....................................15

        2.12   Liabilities..................................................................15

        2.13   Compliance with Legal Requirements...........................................16

        2.14   Certain Business Practices...................................................16

        2.15   Governmental Authorizations..................................................16

        2.16   Tax Matters..................................................................16

        2.17   Employee and Labor Matters; Benefit Plans....................................17
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        2.18   Environmental Matters........................................................20

        2.19   Insurance....................................................................20

        2.20   Transactions with Affiliates.................................................20

        2.21   Legal Proceedings; Orders....................................................21

        2.22   Authority; Inapplicability of Anti-takeover Statutes; Binding Nature of
               Agreement....................................................................21

        2.23   Section 203 of the DGCL Not Applicable.......................................21

        2.24   Reserved.....................................................................22

        2.25   Reserved.....................................................................22

        2.26   Accounting Matters...........................................................22

        2.27   Vote Required................................................................22

        2.28   Non-Contravention; Consents..................................................22

        2.29   Fairness Opinion.............................................................23

        2.30   Financial Advisor............................................................23

        2.31   Full Disclosure..............................................................23

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB .....................24

        3.1    Organization, Standing and Power.............................................24

        3.2    SEC Filings; Financial Statements............................................24

        3.3    Full Disclosure..............................................................24

        3.4    Authority; Binding Nature of Agreement.......................................25

        3.5    Vote Required................................................................25

        3.6    Non-Contravention; Consents..................................................25

        3.7    Valid Issuance...............................................................26

        3.8    Accounting Matters...........................................................26

        3.9    Capitalization, Etc..........................................................26

        3.10   Intellectual Property........................................................27

        3.11   Employee and Labor Matters...................................................29

        3.12   Legal Proceedings; Orders....................................................29

        3.13   Fairness Opinion.............................................................29

        3.14   Financial Advisor............................................................29

        3.15   Absence of Changes...........................................................29

        3.16   Liabilities..................................................................30
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        3.17   Compliance with Legal Requirements...........................................30

SECTION 4.     CERTAIN COVENANTS OF THE COMPANY ............................................30

        4.1    Access and Investigation.....................................................30

        4.2    Operation of the Company's Business..........................................31

        4.3    No Solicitation..............................................................34

        4.4    Operation of Parent's Business...............................................35

SECTION 5.     ADDITIONAL COVENANTS OF THE PARTIES .........................................36

        5.1    Registration Statement; Joint Prospectus/Proxy Statement.....................36

        5.2    Company Stockholders' Meeting................................................37

        5.3    Parent Stockholders' Meeting.................................................38

        5.4    Regulatory Approvals.........................................................39

        5.5    Stock Options and Warrants...................................................39

        5.6    Employee Benefits............................................................41

        5.7    Indemnification of Officers and Directors....................................41

        5.8    Pooling of Interests.........................................................42

        5.9    Additional Agreements........................................................42

        5.10   Disclosure...................................................................43

        5.11   Affiliate Agreements.........................................................43

        5.12   Tax Matters..................................................................43

        5.13   Letter of the Company's Independent Accountants..............................43

        5.14   Listing......................................................................44

        5.15   Resignation of Officers and Directors........................................44

        5.16   Termination of 401(k) Plan...................................................44

        5.17   Parent Board of Directors....................................................44

SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB ................44

        6.1    Accuracy of Representations..................................................44

        6.2    Performance of Covenants.....................................................44

        6.3    Effectiveness of Registration Statement......................................44

        6.4    Stockholder Approval.........................................................44

        6.5    Consents.....................................................................45

        6.6    Agreements and Documents.....................................................45

        6.7    HSR Act......................................................................46
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        6.8    Reserved.....................................................................46

        6.9    Reserved.....................................................................46

        6.10   Listing......................................................................46

        6.11   No Restraints................................................................46

        6.12   No Governmental Litigation...................................................46

        6.13   No Other Litigation..........................................................46

SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY ...........................46

        7.1    Accuracy of Representations..................................................47

        7.2    Performance of Covenants.....................................................47

        7.3    Effectiveness of Registration Statement......................................47

        7.4    Stockholder Approval.........................................................47

        7.5    Documents....................................................................47

        7.6    HSR Act......................................................................47

        7.7    Listing......................................................................47

        7.8    No Restraints................................................................47

        7.9    No Governmental Litigation...................................................47

        7.10   No Other Litigation..........................................................48

        7.11   Parent Board of Directors....................................................48

SECTION 8.     TERMINATION .................................................................48

        8.1    Termination..................................................................48

        8.2    Effect of Termination........................................................49

        8.3    Expenses; Termination Fees...................................................49

SECTION 9.     MISCELLANEOUS PROVISIONS ....................................................51

        9.1    Amendment....................................................................51

        9.2    Waiver.......................................................................51

        9.3    No Survival of Representations and Warranties................................51

        9.4    Entire Agreement; Counterparts...............................................51

        9.5    Applicable Law; Jurisdiction.................................................52

        9.6    Disclosure Schedule..........................................................52

        9.7    Attorneys' Fees..............................................................52

        9.8    Assignability................................................................52

        9.9    Notices......................................................................52
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        9.10   Cooperation..................................................................53

        9.11   Construction ................................................................53
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


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("AGREEMENT") is made and entered into as of June 7, 2000, by and among: MOLECULAR DEVICES CORPORATION, a Delaware corporation ("PARENT"); MERCURY ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); and LJL BIOSYSTEMS, INC., a Delaware corporation (the "COMPANY"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "MERGER"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). For financial reporting purposes, it is intended that the Merger be accounted for as a "pooling of interests."

        C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and approved the Merger.

        D. In order to induce Parent to enter into this Agreement and to consummate the Merger, certain stockholders of the Company are entering into Voting Agreements pursuant to which they are agreeing to vote in favor of the adoption and approval of this Agreement and the approval of the Merger. In order to induce the Company to enter into this Agreement and to consummate the Merger, certain stockholders of Parent are entering into Voting Agreements pursuant to which they are agreeing to vote in favor of the issuance of Parent Common Stock in connection with the Merger.

                                    AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

        SECTION 1. DESCRIPTION OF TRANSACTION

            1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

            1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

            1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Cooley Godward LLP, located at Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the "CLOSING DATE"), which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 6 and 7. Contemporaneously with or as promptly as practicable after the Closing, the parties hereto shall cause a properly executed certificate of merger conforming to the requirements of the DGCL (the "CERTIFICATE OF MERGER") to be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware or at such later time as may be specified in the Certificate of Merger (the "EFFECTIVE TIME").

            1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

               (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to substantially conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time;

               (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to substantially conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

               (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

            1.5 CONVERSION OF SHARES.

                (a) Subject to the other subsections of this Section 1.5, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                   (i) any shares of Company Common Stock then held by the Company or any Subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                   (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other Subsidiary of Parent shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                   (iii) each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation; and

                   (iv) except as provided in clauses "(i)" and "(ii)" of this sentence, each share of Company Common Stock then outstanding shall be converted into the right to receive 0.30 of a share of Parent Common Stock (the "EXCHANGE RATIO").

                (b) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Exchange Ratio shall be appropriately adjusted.

                (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition


                                       2.

under any applicable restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Surviving Corporation shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

                (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6) be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market on the second day preceding the Closing Date.

            1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time:
(a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a "COMPANY STOCK CERTIFICATE") is presented to the Exchange Agent (as defined in
Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

            1.7 EXCHANGE OF CERTIFICATES.

                (a) EquiServe, L.P. or such other reputable bank or trust company selected by Parent prior to the Closing Date shall act as exchange agent in the Merger (the "EXCHANGE AGENT"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1, and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with
Section 1.5(e). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "EXCHANGE FUND."

                (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to the record holders of Company Stock Certificates
(i) a letter of transmittal in customary form and containing such provisions as Parent and the Company may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1)


                                       3.

the holder of such Company Stock Certificate that does not perfect its dissenters' rights, if any, shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock), and (2) the Company Stock Certificate so surrendered shall be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Company Stock Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock which such holder has the right to receive upon surrender thereof until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable escheat or similar laws, to receive all such dividends and distributions, without interest).

                (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 360 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

            1.8 RESERVED.


                                       4.

            1.9 DISSENTING SHARES. Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California General Corporation Law, if applicable, shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.5(d)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in the California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.5(d)).

            1.10 RESERVED.

            1.11 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

            1.12 ACCOUNTING CONSEQUENCES. For financial reporting purposes, the Merger is intended to be accounted for as a "pooling of interests."

            1.13 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

        SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to and for the benefit of Parent and Merger as follows:

            2.1 DUE ORGANIZATION; SUBSIDIARIES; ETC.

                (a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity. (The Company and each of its Subsidiaries are referred to collectively in this Agreement as the "ACQUIRED CORPORATIONS.") None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

                (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.


                                       5.

                (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on such Acquired Corporation.

            2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. The Company has delivered to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto.

            2.3 CAPITALIZATION, ETC.

                (a) The authorized capital stock of the Company consists of:
50,000,000 shares of Company Common Stock, of which 14,846,090 shares have been issued and are outstanding as of June 6, 2000. The Company has not repurchased any shares of its capital stock and does not hold any shares of its capital stock in its treasury, except for the repurchase of Common Stock from employees or consultants upon termination of their employment or consulting relationship with the Company. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(i) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of first offer or any similar right created by the Company or imposed under applicable law with respect to capital stock of the Company; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock . None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

                (b) As of June 6, 2000: (i) 2,190,456 shares of Company Common Stock are subject to issuance pursuant to outstanding options to purchase shares of Company Common Stock; (ii) 230,701 shares of Company Common Stock are reserved for future issuance pursuant to the Company's Employee Stock Purchase Plan (the "ESPP"); and (iii) 65,653 shares of Company Common Stock are reserved for future issuance pursuant to the Company Warrants. Part 2.3(b) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan (if any) pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; and (vi) the applicable vesting schedules (which applicable vesting schedule may be provided by means of a general description of the vesting schedules applicable to outstanding Company Options), and the extent to which such Company Option is vested and exercisable as of the date of this Agreement. The Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, the forms of all stock option agreements evidencing such options and the actual Change of Control Agreements with each employee of the Acquired Corporations who is a party to a Change of Control Agreement with the Acquired Corporations (the "Change of Control Agreements"). The Company has delivered to Parent accurate and complete copies of the Company Warrants. The exercise price of each Company Warrant and each Company Option is set forth in
Part 2.3(b) of the Company Disclosure Schedule.

                (c) Except as set forth in Section 2.3(b), as of June 6, 2000, there was no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire


                                       6.

any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

                (d) All outstanding shares of Company Common Stock, all outstanding Company Options, all outstanding Company Warrants and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Contracts.

                (e) All of the issued and outstanding shares of capital stock of each Subsidiary identified in Part 2.1(a)(i) of the Company Disclosure Schedule have been duly authorized, are validly issued, fully paid and nonassessable, and are owned beneficially and of record by the Company, free and clear of any Encumbrances, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants with respect to any such Subsidiary's capital stock, including any right obligating any such Subsidiary to issue, deliver or sell additional shares of its capital stock.

                (f) There has been no material charge to the Company's capitalization between June 6, 2000 and the date hereof.

            2.4 SEC FILINGS; FINANCIAL STATEMENTS.

                (a) The Company has delivered or made available (including through the SEC EDGAR system) to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since January 1, 1999, and all amendments thereto (the "COMPANY SEC DOCUMENTS"). Since January 1, 1999, all statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b) The consolidated financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments), and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods covered thereby.


                                       7.

                (c) The Company has delivered to Parent an unaudited consolidated balance sheet of the Company and its subsidiaries as of March 31, 2000 (the "UNAUDITED INTERIM BALANCE SHEET" and the "UNAUDITED INTERIM BALANCE SHEET DATE") as filed by the Company in its Quarterly Report on Form 10-Q filed with the SEC, and the related unaudited consolidated statement of operations and statement of cash flows of the Company and its subsidiaries for the three months then ended. The financial statements referred to in this Section 2.4(c): (i) were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the basis on which the financial statements referred to in Section 2.4(b) were prepared (except that such financial statements do not contain footnotes and are subject to normal and recurring year-end adjustments), and (ii) fairly present the consolidated financial position of the Company and its subsidiaries as of the Unaudited Interim Balance Sheet Date and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods covered thereby.

            2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since March 31, 2000:

               (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or results of operations of the Acquired Corporations taken as a whole, and no event has occurred, in either case that would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

               (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations;

               (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities other than capital stock acquired from employees or consultants upon the termination of their employment or consulting relationship with such Acquired Corporation after the date hereof;

               (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options in accordance with the terms of the option agreement pursuant to which such Company Options are outstanding and shares of Company Common Stock to be issued (A) upon the valid exercise of Company Warrants, and (B) pursuant to the ESPP), (ii) any option, warrant or right to acquire any capital stock or any other security (except (A) for Company Options described in Part 2.3(b)(i) of the Company Disclosure Schedule, (B) subject to Section 4.2(b)(ii), for future grants of options under the Company's stock option plans, and (C) pursuant to the ESPP), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

               (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, amalgamation,


                                       8.

        share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

               (g) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

               (h) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since March 31, 2000, exceeds $250,000 in the aggregate;

               (i) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.10(a)), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

               (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right;

               (k) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except (i) for pledges of immaterial assets made in the ordinary course of business and consistent with past practices, (ii) for liens for current taxes which are not yet due and payable, and (iii) for easements, covenants, rights of way or other similar restrictions and imperfections of title which have not adversely affected in any material respect, and which are not reasonably expected to adversely affect in any material respect, the business or operations of any of the Acquired Corporations;

               (l) none of the Acquired Corporations has (i) lent money to any Person, except for advances to employees for business expenses or loans for relocation expenses, in each case, in the ordinary course of business and consistent with past practices, or (ii) incurred or guaranteed any indebtedness for borrowed money;

               (m) none of the Acquired Corporations has (i) established or adopted any Plan (as defined in Section 2.17(a)),or (ii) caused or permitted any Plan to be amended in any material respect;

               (n) none of the Acquired Corporations has paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except (i) pursuant to existing bonus plans and other Plans referred to in Part 2.17(a) of the Company Disclosure Schedule or new bonus or commission plans substantially consistent with the terms of existing bonus or commission plans; and (ii) for normal bonuses or increases in wages, salaries or commissions to non-officer employees in accordance with each Acquired Corporation's customary review process or otherwise in a manner consistent with each Acquired Corporation's past practices;

               (o) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices;


                                       9.

               (p) no event has occurred, and no circumstance or condition exists, that has resulted in or that could reasonably be expected to result in the impairment of the capitalized software asset reflected in the Acquired Corporations' books and records;

               (q) none of the Acquired Corporations has made any material Tax election;

               (r) none of the Acquired Corporations has settled any Legal Proceeding involving payments by any of the Acquired Corporations in excess of $50,000 or equitable relief against any of the Acquired Corporations;

               (s) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations;

               (t) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

               (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in the foregoing subsections of this
        Section 2.5.

            2.6 TITLE TO ASSETS. The Acquired Corporations own, and have good, valid and marketable title to, all tangible personal property purported to be owned by them, including: (i) all tangible personal property reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. Except as set forth in Part 2.6 of the Company Disclosure Schedule, all of said items of tangible personal property are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the tangible personal property subject thereto or materially impair the operations of any of the Acquired Corporations, and (3) liens described in Part
2.6 of the Company Disclosure Schedule.

            2.7 RECEIVABLES; CUSTOMERS. All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 2000 and have not yet been collected) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business. Between March 31, 2000 and the date of this Agreement, none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness. The Company has not received any notice or other communication (in writing or otherwise), and, to the Knowledge of the Company, has not received any other information, indicating that (a) any customer is likely to cease dealing with the Company, or (b) any customer is dissatisfied in any material respect with the operation of any product, system or program currently maintained, sold or licensed by any of the Acquired Corporations or with any services performed by any of the Acquired Corporations since June 30, 1999.

            2.8 REAL PROPERTY; LEASEHOLD. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently


                                      10.

being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Company Disclosure Schedule.

            2.9 INTELLECTUAL PROPERTY.

                (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Acquired Corporations and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Acquired Corporations that are material to the business of the Acquired Corporations. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies any Acquired Company Contract containing any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Acquired Corporations by any Person and is material to the business of the Acquired Corporations (except for any Proprietary Asset that is licensed to the Acquired Corporations under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to such Acquired Corporation. The Acquired Corporations have good, valid and marketable title to all of the Acquired Corporation Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of either of the Acquired Corporations. The Acquired Corporations have a valid right to use, license and otherwise exploit all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. None of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Company Disclosure Schedule, there is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

                (b) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, (i) all current and former employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Acquired Corporations an agreement that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent, and (ii) all current and former consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Company an agreement that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.


                                      11.

                (c) To the Knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by any of the Acquired Corporations are valid, enforceable and subsisting; (ii) none of the Acquired Corporation Proprietary Assets and no Proprietary Asset that has been substantially developed by any of the Acquired Corporations (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, substantially developed, assembled, manufactured or sold by any of the Acquired Corporations is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

                (d) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. None of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

                (e) Except as set forth in Part 2.9(e)(i) of the Company Disclosure Schedule, none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code. There is no contract pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person any Acquired Corporation Source Code, and the execution of this Agreement or the consummation of any of the transactions contemplated hereby will not result in the release or disclosure of any Acquired Corporation Source Code.

                (f) Except with respect to demonstration or trial copies, no product, system, program or software module (i) designed or developed or (ii) to the Knowledge of Company, sold, licensed or otherwise made available by any of the Acquired Corporations to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

            2.10 CONTRACTS.

                (a) Part 2.10 of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "Material Contract" as of the date of this Agreement. (For purposes of this Agreement, each of the following Contracts (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) shall be deemed to constitute a "MATERIAL CONTRACT":

                   (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant (other than any offer letter provided to any employee of any of the Acquired Corporations which provides for "at will" employment); any Contract


                                      12.

        pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments in respect of salary) in excess of $25,000 to any current or former employee or director;

                   (ii) any Contract, with the exception of standard Contracts which contain warranties with a term of less than eighteen months, (A) with any customer of any of the Acquired Corporations for standard purchase orders; or (B) with respect to the distribution or marketing of any product of any of the Acquired Corporations;

                   (iii) any Contract pursuant to which any third party licenses to any of the Acquired Corporations (or otherwise permits any of the Acquired Corporations to use) any Intellectual Property that is incorporated as a material component of any product of any of the Acquired Corporations or is otherwise material to the business of any of the Acquired Corporations (other than "off the shelf" or other software which is widely available through regular commercial distribution channels on standard terms and conditions, as modified for the Acquired Corporations' operations);

                   (iv) any Contract which provides for indemnification of any officer, director, employee or agent;

                   (v) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any material product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                   (vi) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, other than pursuant to Company Options or the ESPP, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities;

                   (vii) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts entered into in the ordinary course of business;

                   (VIII) any Contract relating to any currency hedging;

                   (ix) any Contract imposing any material confidentiality obligation on any of the Acquired Corporations other than nondisclosure agreements or customer contracts entered into in the ordinary course of business;

                   (x) any Contract to which any Governmental Body is a party; and any other Contract directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or


                                      13.

        subcontractor to any Governmental Body), except for Contracts entered into in the ordinary course of business for the license, maintenance or service of products;

                   (xi) any Contract with obligations in excess of $50,000 that has a term of more than 60 days and that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

                   (xii) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate;

                   (XIII) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                   (xiv) any Contract that (A) contemplates or involves the payment or delivery of cash or other consideration by any of the Acquired Corporations in an amount or having a value in excess of $100,000 in the aggregate, (B) contemplates or involves the payment or delivery of cash or other consideration to any of the Acquired Corporations in an amount or having a value in excess of $250,000 in the aggregate, or (C) contemplates or involves the performance of services by any of the Acquired Corporations having a value in excess of $250,000 in the aggregate; and

                   (xv) any Contract (not otherwise identified in clauses "(i)" through "(xiv)" of this sentence), if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

                (b) The Company has delivered or made available to Parent and to Cooley Godward LLP an accurate and complete copy of (i) each Material Contract;
(ii) each Acquired Corporation Contract (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) of the type referred to in
Section 2.9; (iii) each Acquired Corporation Contract (to the extent that any of the Acquired Corporations has (or may have) any liability or obligation thereunder or with respect thereto after the date of this Agreement) with any customer of any of the Acquired Corporations; and (v) each other Acquired Corporation Contract (not otherwise identified in clauses "(i)" through "(iv)" of this sentence) that is material to the business of any of the Acquired Corporations.

                (c) Each Acquired Corporation Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) applicable rules of law governing specific performance, injunctive relief and other equitable remedies.

                (d) (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and, to the Knowledge of the Company, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches or defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; (ii) to the Knowledge of the Company, no event has occurred, and no


                                      14.

circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback or penalty under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, or (E) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; and (iii) since June 30, 1999, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

            2.11 SALE OF PRODUCTS; PERFORMANCE OF SERVICES

                (a) Assuming the products, systems, programs and software modules of the Acquired Corporations are used in the manner in which they are intended to be used (including platform specifications and other product literature) and were maintained in accordance with the Acquired Corporations' regular maintenance program, none of the products, systems, programs or software modules of any of the Acquired Corporations would reasonably be expected to (A) disrupt, disable, harm or otherwise impede in any material respect the operation of a computer program or a computer system or the equipment on which such code resides, or (B) damage or destroy any data or files residing on a computer or computer system without the consent of the user of such computer or computer system.

                (b) Except as set forth in Part 2.11(b) of the Company Disclosure Schedule, all installation services, programming services, repair services, maintenance services, support services, training services, upgrade services and other services that have been performed by the Acquired Corporations were performed properly and in substantial conformity with the terms and requirements of all applicable warranties and other Contracts and with all applicable Legal Requirements.

                (c) Except as set forth in Part 2.11(c) of the Company Disclosure Schedule, since June 30, 1999, no customer or other Person has asserted or threatened to assert any claim against any of the Acquired Corporations (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations, (ii) under or based upon any other warranty relating to any product, system, program, Proprietary Asset or other asset designed, developed, manufactured, assembled, sold, installed, repaired, licensed or otherwise made available by any of the Acquired Corporations, or
(iii) based upon any services performed by any of the Acquired Corporations.

            2.12 LIABILITIES. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since March 31, 2000 in the ordinary course of business and consistent with past practices; (c) liabilities described in Part 2.12 of the Company Disclosure Schedule; and (d) liabilities that have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations.

            2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. Except as set forth in Part
2.13 of the Company Disclosure Schedule, each of the Acquired Corporations is, and has at all times since June 30, 1999 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not reasonably be expected to have a Material


                                      15.

Adverse Effect on the Acquired Corporations. Except as set forth in Part 2.13 of the Company Disclosure Schedule, since June 30, 1999, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

            2.14 CERTAIN BUSINESS PRACTICES. None of the Acquired Corporations nor, to the Knowledge of the Company, any director, officer, agent or employee of any of the Acquired Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

            2.15 GOVERNMENTAL AUTHORIZATIONS. The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Each Acquired Corporation is, and at all times since June 30, 1999 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Since June 30, 1999, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

            2.16 TAX MATTERS.

                (a) Each material Tax Return required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body on or before the Closing Date (the "ACQUIRED CORPORATION RETURNS") (i) has been or will be filed on or before the applicable due date, as extended by such Governmental Body, and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                (b) The Unaudited Interim Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through March 31, 2000 in accordance with generally accepted accounting principles other than amounts which in the aggregate would not have a Material Adverse Effect if determined to be due. Each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from Unaudited Interim Balance Sheet Date through the Closing Date, and will disclose the amount of such reserves to Parent no later than 10 business days prior to the Closing Date. Since December 31, 1998, none of the Acquired Corporations has incurred any liability for any Tax other than in the ordinary course of its business.

                (c) No Acquired Corporation Return has been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by any Acquired Corporation or any other Person) that has not expired, and no such extension or waiver has been requested from any Acquired Corporation, other than extensions or waivers that are no longer in effect.


                                      16.

                (d) No claim or Legal Proceeding is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Unaudited Interim Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations has been, and none of the Acquired Corporations will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                (e) Except as set forth in Part 2.16(e) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of any of the Acquired Corporations that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. The Company has not entered into any Contract pursuant to which it has agreed to reimburse or "gross-up" any individual with respect to golden-parachute excise taxes.

            2.17 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                (a) Part 2.17(a) of the Company Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement, whether or not in writing, maintained, sponsored, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations or pursuant to which any of the Parent, Merger Sub or any of the Acquired Corporations could incur liability (including any such plan, program or material agreement maintained, sponsored, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee located in the United States, United Kingdom, France or Germany). (All plans, programs and material agreements of the type referred to in the prior sentence are referred to in this Agreement as the "PLANS.")

                (b) Except as set forth in Part 2.17(a) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has since January 1, 1999 maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction (including the United Kingdom, France and Germany), whether or not excluded from coverage under specific Titles or Subtitles of ERISA), for the benefit of any current or former employee or director of any of the Acquired Corporations (a "PENSION PLAN").


                                      17.

                (c) Except as set forth in Part 2.17(a) or Part 2.17(c) of the Company Disclosure Schedule, none of the Acquired Corporations maintains, sponsors or contributes to any: (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan under the laws of any foreign jurisdiction (including the United Kingdom, France and Germany), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA, for the benefit of any current or former employee or director of any of the Acquired Corporations (a "WELFARE PLAN"), or (ii) self-funded medical, dental or other similar Plan. None of the Plans identified in the Company Disclosure Schedule is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                (d) With respect to each Plan, the Company has delivered to
Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for each of the last two years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Plan, (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

                (e) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to any subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

                (f) None of the Acquired Corporations has any plan or commitment to create any Plan or to modify or change any existing Plan (other than to comply with applicable law) in a manner that would affect any current or former employee or director of any of the Acquired Corporations.

                (g) No Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former employee or director of any of the Acquired Corporations after termination of service of such employee or director (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former employees or directors of any of the Acquired Corporations (or their beneficiaries)).

                (h) With respect to any Plan constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, to the Knowledge of the Company, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

                (i) To the Knowledge of the Company, each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including without limitation ERISA and the Code, each Legal Requirement pursuant to which any of the Acquired


                                      18.

Corporations is required to establish any reserve or make any contribution for the benefit of any current or former employee located in the United States, United Kingdom, France, Germany or any other foreign jurisdiction.

                (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or the deadline for applying to the Internal Revenue Service for such a determination letter has yet to expire, and the Company is not aware of any reason why any such determination letter could be revoked or should not be issued.

                (k) Except pursuant to the Change of Control Agreements or as set forth in Part 2.17(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the Acquired Corporations (whether or not under any Plan), materially increase the benefits payable or provided under any Plan, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing (and except pursuant to the Change of Control Agreements or as set forth in Part 2.17(k) of the Company Disclosure Schedule), the consummation of the Merger will not result in the acceleration of vesting of any unvested Company Options.

                (l) Part 2.17(l) of the Company Disclosure Schedule identifies each employee of each of the Acquired Corporations as of the date of this Agreement, and correctly reflects, in all material respects, the current salary and any other compensation payable to such employee (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), such employee's employer, years employed and position. None of the Acquired Corporations is a party to any collective bargaining contract or other Contract with a labor union involving any of its employees. All of the employees of the Acquired Corporations are "at will" employees.

                (m) There is no employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability (to the extent known by the Company) or leave and the anticipated date of such employee's return to full service.

                (n) To the Knowledge of the Company, each of the Acquired Corporations is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

                (o) Each of the Acquired Corporations has good labor relations, and the Company has no Knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment with such Acquired Corporation.

            2.18 ENVIRONMENTAL MATTERS. Each of the Acquired Corporations is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by each of the Acquired Corporations of all permits and other Governmental Authorizations required of them under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof. To the Knowledge of the Company, since June 30, 1999, none of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a


                                      19.

Governmental Body, citizens group, employee or otherwise, that alleges that any of the Acquired Corporations is not in compliance in all material respects with any Environmental Law. To the Knowledge of the Company, no current or prior owner of any property leased by any of the Acquired Corporations has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or any of the Acquired Corporations is not in compliance in all material respects with any Environmental Law. To the Knowledge of the Company (a) all property that is leased to or used by the Acquired Corporations, and all surface water, groundwater and soil associated with such property is free of any material environmental contamination of any nature, (b) none of the property leased to or used by any of the Acquired Corporations presently contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells, and (c) none of the property leased to or used by any of the Acquired Corporations presently contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. To the Knowledge of the Company, no Acquired Corporation has sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a Legal Requirement to take "removal" or "remedial' action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. (For purposes of this Section 2.18: (A) "ENVIRONMENTAL LAW" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health from Materials of Environmental Concern or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (B) "MATERIALS OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Governmental Body with respect to the environment.)

            2.19 INSURANCE. The Company has delivered to Parent certificates of insurance and summaries of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Since June 30, 1999, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible
(a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

            2.20 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company SEC Reports, since the date of the Company's last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.20 of the Company Disclosure Schedule identifies each person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.


                                      20.

            2.21 LEGAL PROCEEDINGS; ORDERS.

                (a) There is no pending Legal Proceeding, and (to the Knowledge of the Company) no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                (b) There is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the Knowledge of the Company, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other key employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

            2.22 AUTHORITY; INAPPLICABILITY OF ANTI-TAKEOVER STATUTES; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held on June 7, 2000) has (a) determined (pursuant to a unanimous vote of all members of the board of directors of the Company) that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) authorized and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the execution, delivery and performance of this Agreement by the Company and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the Merger, (c) recommended (pursuant to a unanimous vote of all members of the board of directors of the Company) the approval of this Agreement and the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2), and (d) adopted (pursuant to a unanimous vote of all members of the board of directors of the Company) a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            2.23 SECTION 203 OF THE DGCL NOT APPLICABLE. As of the date hereof and at all times on or prior to the Effective Time, the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other transactions contemplated by this Agreement. Prior to the execution of those certain Voting Agreements of even date herewith between Parent and each of the Persons identified in Part 2.23 of the Company Disclosure Schedule, the Board of Directors of the Company approved said Voting Agreements and the transactions contemplated thereby.

            2.24 RESERVED.

            2.25 RESERVED.


                                      21.

            2.26 ACCOUNTING MATTERS. To the Knowledge of the Company, neither any of the Acquired Corporations nor any affiliate (as that term is used in Rule 145 under the Securities Act) of any of the Acquired Corporations has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. The Company has received oral advice from PricewaterhouseCoopers LLP regarding PricewaterhouseCoopers LLP's concurrence with the Company's management's conclusion (subject to the qualifications contained in such oral advice) that the Company is a "poolable entity" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC, such advice being based on facts and circumstances known to the Company and PricewaterhouseCoopers LLP as of the date of this Agreement.

            2.27 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "REQUIRED COMPANY STOCKHOLDER VOTE") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

            2.28 NON-CONTRAVENTION; CONSENTS. Except as would not result in a Material Adverse Effect on the Acquired Corporations, neither (1) the execution, delivery or performance of this Agreement by the Company, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement by the Company, will (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

               (b) contravene, conflict with or result in a violation of any Legal Requirement, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

               (d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or
        (iii) cancel, terminate or modify any term of such Material Contract; or

               (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).


                                      22.

Except as may be required by the Exchange Act, the DGCL, the HSR Act, any applicable competition laws outside the United States and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Joint Prospectus/Proxy Statement) and except as set forth in Part 2.28 of the Company Disclosure Schedule, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

            2.29 FAIRNESS OPINION. The Company's board of directors has received the written opinion of Gleacher & Co., financial advisor to the Company ("COMPANY FINANCIAL ADVISOR"), dated the date of this Agreement, to the effect that the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.

            2.30 FINANCIAL ADVISOR. Except for the Company Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to and all indemnification and other agreements related to the engagement of the Company Financial Advisor.

            2.31 FULL DISCLOSURE.

                (a) This Agreement (including the Company Disclosure Schedule) does not, and the certificate referred to in Section 6.(h) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

                (b) None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Prospectus/Proxy Statement will, at the time the Joint Prospectus/Proxy Statement is mailed to the stockholders of the Company and Parent or at the time of the Company Stockholders' Meeting or Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Joint Prospectus/Proxy Statement.

        SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company as follows:


                                      23.

            3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent or Merger Sub.

            3.2 SEC FILINGS; FINANCIAL STATEMENTS.

                (a) Parent has delivered or made available to the Company (including through the SEC EDGAR system) accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC between January 1, 1999 and the date of this Agreement (the "PARENT SEC DOCUMENTS"). Since January 1, 1999, all statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (b) The consolidated financial statements (including any related notes) contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

            3.3 FULL DISCLOSURE.

                (a) This Agreement does not, and the certificate referred to in
Section 7.5(b) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

                (b) None of the information supplied or to be supplied by or on behalf of Parent for inclusion in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Joint Prospectus/Proxy Statement will, at the time the Joint Prospectus/Proxy Statement is mailed to the stockholders of the Company and Parent or at the time of the Company Stockholders' Meeting or Parent Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact


                                      24.

required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Joint Prospectus/Proxy Statement.

            3.4 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under this Agreement. The board of directors of Parent (at a meeting duly called and held on June 6, 2000) has (a) determined (pursuant to a unanimous vote of all members of the board of directors of Parent) that the Merger and the issuance of Parent Common Stock in the Merger are advisable and fair and in the best interests of Parent and its stockholders,
(b) authorized and approved (pursuant to a unanimous vote of all members of the board of directors of Parent) the execution, delivery and performance of this Agreement by Parent and approved (pursuant to a unanimous vote of all members of the board of directors of Parent) the Merger and the issuance of Parent Common Stock in the Merger and (c) recommended (pursuant to a unanimous vote of all members of the board of directors of Parent) the approval of the issuance of Parent Common Stock in the Merger and the election of Lev J. Leytes to Parent's Board of Directors by the holders of Parent Common Stock and directed that the issuance of Parent Common Stock in the Merger and the election of Lev J. Leytes to Parent's Board of Directors be submitted for consideration by Parent's stockholders at the Parent Stockholders' Meeting (as defined in Section 5.3). This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to
(i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

            3.5 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Parent Common Stock voting at a Parent Stockholders' Meeting at which a quorum is present, cast in person or by proxy as prescribed by the rules of the NASD (the "REQUIRED PARENT STOCKHOLDER VOTE"), is the only vote of the holders of any class or series of the Parent's capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement. Prior to the execution of those certain Voting Agreements of even date herewith between the Company and each of the Persons identified in
Part 3.5 of the Parent Disclosure Schedule, the Board of Directors of Parent approved said Voting Agreements and the transactions contemplated thereby.

            3.6 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement by Parent or Merger Sub, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement by Parent or Merger Sub, will (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of Parent or Merger Sub, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or Merger Sub;

               (b) contravene, conflict with or result in a violation of any Legal Requirement, or give any Governmental Body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned or used by Parent or Merger Sub, is subject;


                                      25.

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Merger Sub or that otherwise relates to the business of Parent or Merger Sub or to any of the assets owned or used by Parent or Merger Sub;

               (d) contravene, conflict with or result in a material violation or breach of, or result in a material default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or
        (iii) cancel, terminate or modify any term of such Material Contract; or

               (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or Merger Sub (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations).

Except as may be required by the Exchange Act, the DGCL, the HSR Act, any applicable competition laws outside the United States and the NASD Bylaws (as they relate to the Form S-4 Registration Statement and the Joint Prospectus/Proxy Statement), neither Parent nor Merger Sub was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

            3.7 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

            3.8 ACCOUNTING MATTERS. To the knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to, or plans to, take any action that would prevent Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC. Parent has received oral advice from Ernst & Young LLP regarding Ernst & Young LLP's concurrence with Parent's management's conclusion that the Merger should be treated as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC, such advice being based on facts and circumstances known to Parent and Ernst & Young LLP, and provided by the Company and PricewaterhouseCoopers LLP as of the date of this Agreement.

            3.9 CAPITALIZATION, ETC.

                (a) The authorized capital stock of Parent consists of:
30,000,000 shares of Parent Common Stock, of which 11,480,940 shares had been issued and were outstanding as of June 5, 2000. Parent has not repurchased any shares of its capital stock and does not hold any shares of its capital stock in its treasury, except for the repurchase of Parent Common Stock from employees or consultants upon termination of their employment or consulting relationship with Parent. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Parent SEC Reports: (i) none of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of first offer or any similar right created by Parent or imposed under applicable law with respect to capital stock of Parent; (ii) none of the


                                      26.

outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of Parent; and (iii) there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. Parent is not under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

                (b) As of June 5, 2000: (i) 1,782,041 shares of Parent Common Stock were subject to issuance pursuant to outstanding options to purchase shares of Parent Common Stock; and (ii) 93,886 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's Employee Stock Purchase Plan (the "PARENT ESPP"). (Stock options granted by Parent pursuant to Parent's stock option plans and otherwise are referred to in this Agreement as "PARENT OPTIONS.") Parent has delivered or made available to Parent accurate and complete copies of all stock option plans pursuant to which Parent has ever granted stock options, the forms of all stock option agreements evidencing such options.

                (c) Except as set forth in Section 3.9(b), as of June 5, 2000 there was no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of Parent, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

                (d) All outstanding shares of Parent Common Stock, all outstanding Parent Options, and all outstanding shares of capital stock of each Subsidiary of Parent have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all material requirements set forth in applicable Contracts.

                (e) There has been no material change to Parent's capitalization between June 5, 2000 and the date hereof.

            3.10 INTELLECTUAL PROPERTY.

                (a) Parent has good, valid and marketable title to all Proprietary Assets owned by Parent that are material to the business of Parent, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) minor liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent. Parent has a valid right to use, license and otherwise exploit all Proprietary Assets licensed or otherwise made available to Parent that are material to Parent. Except as set forth in the Parent SEC Reports, Parent has not developed jointly with any other Person any Proprietary Asset that is material to the business of the Parent with respect to which such other Person has any rights. Except as set forth in the Parent SEC Reports, there is no Parent Contract (with the exception of end user license agreements in the form previously delivered by Parent to the Company) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Parent Proprietary Asset.

                (b) Parent has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of


                                      27.

the foregoing, except as would not result in a Material Adverse Effect on Parent, (i) all current and former employees of Parent who are or were involved in, or who have contributed to, the creation or development of any material Parent Proprietary Asset have executed and delivered to Parent an agreement that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by Parent to the Company, and (ii) all current and former consultants and independent contractors to Parent who are or were involved in, or who have contributed to, the creation or development of any material Parent Proprietary Asset have executed and delivered to Parent an agreement that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to the Company. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Parent Proprietary Asset.

                (c) To the knowledge of Parent: (i) all patents, trademarks, service marks and copyrights held by Parent are valid, enforceable and subsisting; (ii) none of the Parent Proprietary Assets and no Proprietary Asset that is currently being developed by Parent (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by Parent is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and Parent has received no notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Parent Proprietary Asset.

                (d) The Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable Parent to conduct its business in the manner in which such business has been and is being conducted. Parent has not (i) licensed any of the material Parent Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Parent Proprietary Assets or to transact business in any market or geographical area or with any Person.

                (e) Except as would not result in a Material Adverse Effect on Parent, Parent has not disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Parent Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Parent Source Code.

                (f) Except with respect to demonstration or trial copies, no product, system, program or software module designed or developed, or, to the Knowledge of Parent sold, licensed or otherwise made available by Parent to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

            3.11 EMPLOYEE AND LABOR MATTERS

                (a) Parent is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.


                                      28.

                (b) Parent has good labor relations and has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on its labor relations, or (ii) any of the employees of Parent intends to terminate his or her employment with Parent.

            3.12 LEGAL PROCEEDINGS; ORDERS.

                (a) There is no pending Legal Proceeding, and (to the knowledge of Parent) no Person has threatened to commence any Legal Proceeding: (i) that involves Parent or any of the assets owned or used by Parent and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Parent; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                (b) There is no material order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the knowledge of Parent, no officer or key employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other key employee from engaging in or continuing any conduct, activity or practice relating to the business of Parent.

            3.13 FAIRNESS OPINION. Parent's board of directors has received the written opinion of ING Barings LLC, financial advisor to Parent, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to the stockholders of Parent from a financial point of view.

            3.14 FINANCIAL ADVISOR. Except for ING Barings LLC ("PARENT INVESTMENT BANKER"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

            3.15 ABSENCE OF CHANGES. Except as set forth in the Prospectus filed by Parent with the SEC on May 25, 2000 pursuant to Rule 424(b)(4) under the Securities Act, since March 31, 2000:

               (a) there has not been any material adverse change in the business, condition, assets, liabilities, operations or results of operations of Parent and its subsidiaries taken as a whole, and no event has occurred, in either case that would reasonably be expected to have a Material Adverse Effect on Parent;

               (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of Parent and its subsidiaries taken as a whole (whether or not covered by insurance) that has had or would reasonably be expected to have a Material Adverse Effect on Parent;

               (c) Parent has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

               (d) Parent has not sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Parent Common Stock issued upon the valid exercise of outstanding Parent Options in accordance with the terms of the option agreement pursuant to


                                      29.

        which such Parent Options are outstanding and shares of Parent Common Stock to be issued pursuant to the Parent ESPP), (ii) any option, warrant or right to acquire any capital stock or any other security (except (A) for Parent Options issued in the ordinary course of business consistent with past practice, (B) pursuant to the Parent ESPP and (C) warrants as may be issued in the ordinary course of business) or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (e) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of Parent, and neither Parent nor any of its subsidiaries has effected or been a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

               (f) neither Parent nor any of its subsidiaries has entered into any material transaction or taken any other material action that has had, or would reasonably be expected to have, a Material Adverse Effect on Parent;

               (g) neither Parent nor any of its subsidiaries has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

               (h) neither Parent nor any of its subsidiaries has agreed or committed to take any of the actions referred to in the foregoing subsections of this Section 3.15.

            3.16 LIABILITIES. Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the "liabilities" column of the Parent's Unaudited Consolidated Balance Sheet as of March 31, 2000; (b) normal and recurring current liabilities that have been incurred by Parent since March 31, 2000 in the ordinary course of business and consistent with past practices; and
(c) liabilities that have not had, and would not reasonably be expected to have, a Material Adverse Effect on Parent.

            3.17 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent is, and has at all times since January 1, 2000 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Since January 1, 2000, Parent has not received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        SECTION 4. CERTAIN COVENANTS OF THE COMPANY

            4.1 ACCESS AND INVESTIGATION.

                (a) During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as


                                      30.

Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

                   (i) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including (A) copies of the unaudited quarterly consolidated balance sheets of the Acquired Corporations and the related unaudited quarterly consolidated statements of operations and statements of cash flows and
        (B) copies of any sales forecasts, development plans and hiring reports prepared for the Company's senior management;

                   (ii) any written materials or communications sent by or on behalf of the Company to its stockholders;

                   (iii) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to routine commercial transactions between any Acquired Corporation and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

                   (iv) any notice, report or other document (A) filed with or sent to NIST, or (B) filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

                   (v) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

                (b) During the Pre-Closing Period, Parent shall, and shall cause the respective Representatives of Parent to, provide the Company and the Company's Representatives with reasonable access to Parent's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent.

                (c) The parties acknowledge that all investigations and discussions conducted by each of them pursuant to this Section 4.1 shall be subject to (i) the Confidentiality Agreement dated as of June 2, 2000 executed by the Company with respect to materials provided by Parent to the Company and
(ii) the Confidentiality Agreement dated as of October 8, 1999 executed by Parent with respect to materials provided by the Company to Parent.

            4.2 OPERATION OF THE COMPANY'S BUSINESS.

                (a) During the Pre-Closing Period: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in substantial compliance with all applicable Legal Requirements and the material requirements of all Material Contracts; (ii) the Company shall use commercially reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; and (iii) the Acquired Corporations shall keep in full force or renew all insurance policies referred to in Section 2.19.


                                      31.

                (b) During the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

                   (i) declare, accrue, set aside or pay any or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except for the repurchase of Common Stock from employees or consultants upon termination of their employment or consulting relationship with the Company;

                   (ii) sell, issue, grant or authorize the issuance or grant of
        (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) the Company may issue shares of Company Common Stock (x) upon the valid exercise of Company Options or Company Warrants outstanding as of the date of this Agreement, or (y) pursuant to the ESPP, and (2) the Company may, in the ordinary course of business and consistent with past practices, grant options under its stock option plans to purchase no more than a total of 75,000 shares of Company Common Stock to employees of the Acquired Corporations);

                   (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

                   (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                   (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                   (vi) make any capital expenditure (except that the Acquired Corporations may make capital expenditures in the ordinary course of business and consistent with past practices that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $100,000 in the aggregate);

                   (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by any Material Contract (except that the Acquired Corporations may enter into or become bound by Contracts and Material Contracts in the ordinary course of business and consistent with past practices);

                   (viii) amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than in the ordinary course of business consistent with past practices;

                   (ix) (A) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any


                                      32.

        other Person (except in the ordinary course of business and consistent with past practices) or (B) waive or relinquish any material right;

                   (x) lend money to any Person, or incur or guarantee any indebtedness (except that the Acquired Corporations may (A) make routine borrowings in the ordinary course of business and consistent with past practices under its current line of credit with GE Capital; and (B) (in the ordinary course of business and consistent with past practices) make advances to employees for valid business purposes);

                   (xi) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that the Acquired Corporations may in the ordinary course of business and consistent with past practices (A) make routine, reasonable salary increases in connection with the Acquired Corporations' customary employee review process, (B) pay customary bonuses in accordance with existing bonus plans referred to in Part 2.17(a) of the Company Disclosure Schedule or new bonus plans consistent with existing bonus plans and (C) make profit sharing or similar payments;

                   (xii) hire any employee at the level of vice president or above, or with an annual base salary in excess of $100,000;

                   (xiii) change of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

                   (xiv) take or permit to be taken any action that could preclude Parent from accounting for the merger as a "pooling of interests" for accounting purposes;

                   (xv) make any Tax election inconsistent with past practices;

                   (xvi) initiate any material Legal Proceeding or settle any Legal Proceeding involving payments by any of the Acquired Corporations in excess of $100,000 or equitable relief against any of the Acquired Corporations;

                   (xvii) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

                   (xviii) agree or commit to take any of the actions described in the foregoing subsections of this Section 4.2(b).

Without limiting any other provision of this Section 4.2(b), during the Pre-Closing Period, the Company agrees to consult with Parent a reasonable period of time prior to: (A) permitting any of the Acquired Corporations to enter into any Contract of the type referred to in Section 2.10(a)(iii), and (B) hiring any employee who would not be subject to the provision of Section 4.2(b)(xii) (it being understood that the actions referred to in this sentence shall not require the prior written consent of Parent).

                (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in


                                      33.

any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

                (d) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.2(c) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or any of the Designated Shareholders in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

            4.3 NO SOLICITATION.

                (a) The Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the adoption and approval of this Agreement by the Required Company Stockholder Vote, the Company shall not be prohibited by this Section 4.3(a) from furnishing nonpublic information regarding the Acquired Corporations to, or entering into discussions with, any Person in response to a Superior Offer that is submitted by such Person (and not withdrawn) if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this Section 4.3, (2) the board of directors of the Company concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary obligations of such board of directors to the Company's stockholders under applicable law,
(3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and
(4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the


                                      34.

Company to Parent); and provided, further, that nothing herein shall prevent the Board of Directors of the Company from taking, and disclosing to the Company's stockholders, a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act. The parties agree that for purposes of the preceding sentence (but for no other purpose), an offer which is conditioned on completion of due diligence and other customary conditions (and regarding which the board of directors of the Company determines, in good faith, based on the advice of its financial advisor, that financing is likely to be obtained) shall be deemed to constitute a "Superior Offer" if such offer otherwise meets the definition of "Superior Offer" set forth in Exhibit A (other than the financing portion of such definition). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.3 by the Company. The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period.

                (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

            4.4 OPERATION OF PARENT'S BUSINESS.

                (a) During the Pre-Closing Period: (i) Parent shall ensure that it conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in substantial compliance with all applicable Legal Requirements and the material requirements of all material contracts; and (ii) Parent shall use commercially reasonable efforts to ensure that it preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with Parent. By way of amplification and without limitation, neither Parent nor any of its subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Company:

                    (i) amend or otherwise change the Certificate of Incorporation or Bylaws or equivalent organizational document of Parent or any of its subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure of Parent;

                    (ii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries; or propose to do any of the foregoing;

                    (iii) (x) acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or (y) otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Parent or enter into any joint ventures, strategic partnerships or alliances, in the case of both (x) and (y), where such acquisition or agreement is reasonably likely to materially delay consummation of the Merger or materially adversely affect Parent's ability to consummate the Merger;


                                      35.

                    (iv) adopt a plan of complete or partial liquidation or dissolution of Parent;

                    (v) fail to make in a timely manner any material filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder; or

                    (vi) agree in writing or otherwise to take any of the actions described in Section 4.4(a)(i) through (v) above.

                (b) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Parent. Without limiting the generality of the foregoing, Parent shall promptly advise the Company in writing of any Legal Proceeding or material claim overtly threatened, commenced or asserted against or with respect to Parent. No notification given to the Company pursuant to this Section 4.4(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

        SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

            5.1 REGISTRATION STATEMENT; JOINT PROSPECTUS/PROXY STATEMENT.

                (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare and cause to be filed with the SEC the Joint Prospectus/Proxy Statement and Parent shall prepare and cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Prospectus/Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use commercially reasonable efforts to cause the Form S-4 Registration Statement and the Joint Prospectus/Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Form S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. The Company and Parent will use commercially reasonable efforts to cause the Joint Prospectus/Proxy Statement to be mailed to their respective stockholders as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Parent and the Company shall promptly furnish to the other information concerning Parent or the Company or their respective stockholders that may be required or reasonably requested in connection with any action contemplated by this Section
5.1. If any event relating to any of the Acquired Corporations or Parent occurs, or if either party becomes aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Prospectus/Proxy Statement, then such party shall promptly inform the other party thereof and shall cooperate in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company or Parent.


                                      36.

                (b) Prior to the Effective Time, Parent shall use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction.

            5.2 COMPANY STOCKHOLDERS' MEETING.

                (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and hold a meeting of the holders of their Common Stock to consider, act upon and vote upon the adoption and approval of this Agreement and the approval of the Merger (the "COMPANY STOCKHOLDERS' MEETING"). The Company Stockholders' Meeting will be held as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholder's Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to the Company's stockholders in advance of a vote on the Merger Agreement and the Merger or, if as of the time for which the Company Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders' Meeting. The Company and Parent shall cooperate in attempting to cause the Company Stockholders' Meeting to be scheduled and convened on the same date as the Parent Stockholders' Meeting (as defined in Section 5.3 below) shall be scheduled and convened. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with such Company Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements. The Company's obligation to call, give notice of, convene and hold its respective Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of either Company with respect to the Merger.

                (b) Subject to Section 5.2(c): (i) the board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Joint Prospectus/Proxy Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and (iii) neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger. For purposes of this Agreement, said recommendation of the board of directors of the Company shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

                (c) Nothing in Section 5.2(b) shall prevent the board of directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger at any time prior to the adoption and approval of this Agreement by the Required Company Stockholder Vote if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the


                                      37.

Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.3, (iii) the board of directors of the Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, it would be inconsistent with the fiduciary obligations of the board of directors of the Company to the Company's stockholders under applicable law not to withdraw, amend or modify such recommendation, (iv) the Company provides Parent with at least 24 hours prior notice of any meeting of the Company's board of directors at which such board of directors is expected to consider such Superior Offer, and (v) the Company's board of directors does not withdraw, amend or modify its unanimous recommendation in favor of the Merger for at least 48 hours after the Company provides Parent with the name of the Person making such Superior Offer and a copy of such Superior Offer. Nothing contained in this Section 5.2 shall limit the Company's obligation to call, give notice of, convene and hold the Company Stockholders' Meeting (regardless of whether the unanimous recommendation of the board of directors of the Company shall have been withdrawn, amended or modified).

            5.3 PARENT STOCKHOLDERS' MEETING.

                (a) Parent shall take all action necessary to call, give notice of, convene and hold a meeting of the holders of Parent Common Stock to consider and vote upon the issuance of Parent Common Stock in the Merger and, to the extent required under Parent's certificate of incorporation and bylaws and applicable law, the election of Lev J. Leytes to Parent's Board of Directors (the "PARENT STOCKHOLDERS' MEETING"). The Parent Stockholders' Meeting will be held as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act; provided, however, that notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Parent's stockholders in advance of a vote on the issuance of Parent Common Stock in the Merger or, if as of the time for which the Parent Stockholders' Meeting is originally scheduled (as set forth in the Joint Proxy Statement/Prospectus) there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Parent's Stockholders' Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with such Parent Stockholders' Meeting are solicited, in compliance with all applicable Legal Requirements.

                (b) (i) The board of directors of Parent shall unanimously recommend that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger and the election of Lev J. Leytes to Parent's Board of Directors at the Parent Stockholders' Meeting; (ii) the Joint Prospectus/Proxy Statement shall include a statement to the effect that the board of directors of Parent has unanimously recommended that Parent's stockholders vote in favor of the issuance of shares of Parent Common Stock in the Merger and the election of Lev. J. Leytes to Parent's Board of Directors at Parent's Stockholders' Meeting; and (iii) neither the board of directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse the Company, the unanimous recommendation of the board of directors of Parent that Parent's stockholders vote in favor of the issuance of Parent Common Stock in the Merger and the election of Lev J. Leytes to Parent's Board of Directors. For purposes of this Agreement, said recommendation of the board of directors of Parent shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

            5.4 REGULATORY APPROVALS. Each party shall use commercially reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information


                                      38.

requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act, if any, in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

            5.5 STOCK OPTIONS AND WARRANTS.

                (a) Subject to Section 5.5(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued, the stock option agreement by which it is evidenced and any applicable Change of Control Agreement. At the Effective Time, all rights with respect to Company Common Stock under each Company Warrant then outstanding shall be converted into and become rights to Parent Common Stock, and Parent shall assume each such Company Warrant in accordance with the terms (as in effect as of the date of this Agreement) of the Company Warrant and any warrant agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option and Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option and Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Option and Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option and Company Warrant shall be adjusted by dividing the per share exercise price under such Company Option and Company Warrant by the Exchange Ratio and rounding up to the nearest cent and
(iv) any restriction on the exercise of any such Company Option and Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option and Company Warrant shall otherwise remain unchanged; provided, however, that each Company Option and Company Warrant assumed by Parent in accordance with this Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent such Company Options qualified as incentive stock options prior to the


                                      39.

Effective Time. Parent shall file with the SEC, within 7 days after the date on which the Merger becomes effective, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.5(a). Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained in such registration statement) for so long as the Company Options remain outstanding. As soon as practicable after the Effective Time (but in no event later than 30 days thereafter), Parent shall deliver to each holder of a Company Option or Company Warrant an appropriate notice setting forth such holder's rights with respect to such Company Option or Company Warrant and indicating that such Company Option or Company Warrant shall continue in effect on the same terms and conditions as were in effect immediately prior to the Effective Time (subject to the adjustments required pursuant to Section 5.5(a)).

                (b) Notwithstanding anything to the contrary contained in this
Section 5.5, in lieu of assuming outstanding Company Options in accordance with
Section 5.5(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing reasonably equivalent replacement stock options in substitution therefor ("REPLACEMENT OPTIONS"). The vesting schedule of any Replacement Option shall be the same as that of the option being replaced. The number of shares of Parent Common Stock subject to a Replacement Option, as well as the per share exercise price of such Replacement Option, shall be determined in the manner specified in Section 5.5(a). If Parent elects to substitute Replacement Options in lieu of assuming outstanding Company Options, Parent shall take all corporate action necessary to approve the Replacement Options described in this Section 5.5(b) in a manner qualifying under Section 424(a) of the Code and to grant options that qualify as incentive stock options under Section 422 of the Code (to the extent such Company Options qualified as incentive stock options prior to the Effective Time) and shall deliver an agreement evidencing such Replacement Options to each applicable holder of a Company Option within 30 days after the Effective Time. Shares of Parent Common Stock issuable pursuant to the Replacement Options granted pursuant to this Section 5.5(b) shall be registered on the Form S-8 Registration Statement referred to in Section 5.5(a). Parent shall use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained in such registration statement) for so long as the Replacement Options remain outstanding.

                (c) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.5 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.5. The parties intend that the assumption or replacement of Company options provided for under this Section 5.5 shall comply with the provisions of Section 424(a) of the Code, and this Section 5.5 shall be interpreted consistent with such intent.

                (d) As of the Effective Time, the ESPP shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be required pursuant to the ESPP to reflect the reduced offering period but otherwise treating such offering period as a fully effective and completed offering period for all purposes of such Plan. Prior to the Effective Time, the Company shall take all actions that are necessary to give effect to the transactions contemplated by this Section 5.5(d); provided, however, that the change in the offering period referred to in this Section 5.5(d) shall be conditioned upon the consummation of the Merger.

            5.6 EMPLOYEE BENEFITS. Parent agrees that all employees of the Company who continue employment with Parent or the Company after the Effective Time shall be eligible to participate in


                                      40.

Parent's health, vacation and other employee benefit plans, to the same extent as employees of Parent in similar positions and at similar grade levels (it being understood that such employees shall be eligible to begin to participate
(i) in Parent's employee stock purchase plan upon the commencement of the first new offering period that commences following the Effective Time, and (ii) in Parent's other employee benefit plans in accordance with the terms of such plans; provided, however, that in the case of plans for which the Company maintains a plan offering the same type of benefit, such eligibility need not be offered by Parent until the corresponding plan of the Company ceases to be available after the Effective Time). As soon as administratively feasible following the Effective Time, Parent agrees to take whatever action is necessary to transition Company employees into Parent's employee benefits plans as contemplated by the first sentence of this Section 5.6. Further, until such time that the continuing Company employees are covered under an employee benefit plan of Parent, they shall continue to be covered under the corresponding Company Plan that offers the same type of benefit. Parent also agrees to provide each such continuing employee with full credit for service as an employee of the Company or any affiliate thereof prior to the Effective Time for the following purposes only: for purposes of eligibility, vesting and determination of the level of benefits (without duplication) under any employee benefit plan or arrangement maintained by Parent, including Parent's 401(k) plan, and for Parent's vacation program. To the extent practicable and only if permitted by the relevant insurance carrier, Parent shall administer its medical plan ("PARENT MEDICAL PLAN") so as to coordinate deductibles, "out-of-pocket" maximums and maximum benefit restrictions so that: (A) Company employees receive credit under the Parent Medical Plan toward any deductibles under the Parent Medical Plan for deductibles paid under any of the medical, dental and prescription drug plans included within the Company Plans ("Company Medical Plan") on or prior to the Effective Time which, had the Company employees been covered by the Parent Medical Plan, would have been taken into account by the Parent Medical Plan, (B) Company employees receive credit for their eligible out-of-pocket costs with respect to eligible claims incurred under the Company Medical Plan which, had the Company employees been covered by the Parent Medical Plan, would have been taken into account under the Parent Medical Plan toward any "out-of-pocket" maximums under the Parent Medical Plan, and (C) Company employees are credited with benefits received under the Company Medical Plan on or prior to the Effective Time which, had the Company employees been covered by the Parent Medical Plan, would have been taken into account by the Parent Medical Plan for purposes of applying the maximum benefit restrictions under the Parent Medical Plan. Notwithstanding the foregoing, to the extent permitted by law, Parent reserves the right to enforce, on a nondiscriminatory basis, any otherwise applicable pre-existing condition limitation under its medical plan with respect to any Company employee who does not enroll in Parent's medical plan at the time Parent's medical plan is first made available to such Company employee.

            5.7 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

                (a) All rights to indemnification existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the "INDEMNIFIED PERSONS") for acts and omissions occurring prior to the Effective Time, as provided in the Company's Bylaws (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Persons (as in effect as of the date of this Agreement), shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Delaware law for a period of five years from the Effective Time.

                (b) From the Effective Time until the fifth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Indemnified Persons with respect to acts or omissions occurring prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "EXISTING POLICY"); provided, however, that (i) the Surviving Corporation may substitute for the Existing Policy a policy or policies of comparable coverage, and (ii) the Surviving Corporation shall not be required to pay an annual


                                      41.

premium for the Existing Policy (or for any substitute policies) in excess of $75,000. In the event any future annual premium for the Existing Policy (or any substitute policies) exceeds $75,000, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $75,000.

                (c) If the Surviving Corporation does not have sufficient capital to comply with its obligations under Section 5.6, Parent shall provide the Surviving Corporation with such capital.

                (d) This Section shall survive the consummation of the Merger, is intended to benefit the indemnified parties, shall be binding upon all successors and assigns of the Surviving Corporation and Parent and shall be enforceable by the indemnified parties.

            5.8 POOLING OF INTERESTS. Each of the Company and Parent agrees (and the Company agrees to cause the Acquired Corporations) (a) not knowingly to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use commercially reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests." The Company and Parent each agrees to provide to PricewaterhouseCoopers LLP and Ernst & Young LLP such letters as shall be reasonably requested of either of them with respect to the letters referred to in Sections 6.6(f) and 6.6(g).

            5.9 ADDITIONAL AGREEMENTS.

                (a) Subject to Section 5.9(b), Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to effectuate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.9(b), each party to this Agreement (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

                (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Intellectual Property, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.


                                      42.

            5.10 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) Parent shall have approved such disclosure or (b) the Company shall have been advised by its outside legal counsel that such disclosure is required by applicable law.

            5.11 AFFILIATE AGREEMENTS. The Company shall use commercially reasonable efforts to cause each Person identified in Part 2.20 of the Company Disclosure Schedule and each other Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company to execute and deliver to Parent, prior to the date of the mailing of the Joint Prospectus/Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit B. The Parent shall use commercially reasonable efforts to cause each Person who is or becomes (or may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Parent to execute and deliver to the Company, prior to the date of mailing of the Joint Prospectus/Proxy Statement to Parent's stockholders, an affiliate agreement of substantially the scope of Exhibit B hereto, to the extent applicable to "affiliates" of Parent.

            5.12 TAX MATTERS. At or prior to the filing of the Form S-4 Registration Statement, the Company, Merger Sub and Parent shall execute and deliver to Cooley Godward llp and to Venture Law Group, A Professional Corporation, tax representation letters in customary form to the extent the matters addressed in such letters are factually accurate. Parent, Merger Sub and the Company shall each confirm to Cooley Godward LLP and to Venture Law Group the accuracy and completeness as of the Effective Time of the tax representation letters delivered pursuant to the immediately preceding sentence. Parent and the Company shall use commercially reasonable efforts prior to the Effective Time to cause the Merger to qualify as a tax free reorganization under Section 368(a)(1) of the Code. Following delivery of the tax representations letters pursuant to the first sentence of this Section 5.12, each of Parent and the Company shall use its commercially reasonable efforts to cause Cooley Godward LLP and Venture Law Group, respectively, to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K promulgated under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.12. The parties hereto shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code, and neither Parent, Merger Sub nor the Company shall take any action or fail to take any action prior to or following the Closing that would reasonably be expected to cause the Merger to fail to qualify as a reorganization.

            5.13 LETTER OF THE COMPANY'S INDEPENDENT ACCOUNTANTS. The Company shall use commercially reasonable efforts to cause to be delivered to Parent and the Company a "comfort" letter prepared by PricewaterhouseCoopers LLP in accordance with Statement of Auditing Standards No. 72 "Letters For Underwriters and Certain Other Requesting Parties," subject to receipt by PricewaterhouseCoopers LLP of a customary representation letter from Parent, dated no more than two business days before the date on which the Form S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent and the Company), that is customary in scope and substance for "comfort" letters delivered by independent accountants in connection with registration statements similar to the Form S-4 Registration Statement.

            5.14 LISTING. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock being issued in the Merger to be approved for listing as of the Effective Time (subject to notice of issuance) on the Nasdaq National Market.


                                      43.

            5.15 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use commercially reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director from positions as an officer and director of each of the Acquired Corporations (it being understood that such resignations by officers of the Company whose employment with the Company or Parent following the Effective Time shall be continuing shall not constitute a voluntary or an "Involuntary Termination" under the Change of Control Agreements and shall not effect in any manner any rights of any officer of the Company or any of the Company's obligations under the Change of Control Agreements).

            5.16 TERMINATION OF 401(k) PLAN. To the extent requested by Parent, the Company shall ensure that its 401(k) Savings and Retirement Plan and ESPP shall be terminated immediately prior to the Effective Time.

            5.17 PARENT BOARD OF DIRECTORS. Parent shall use commercially reasonable efforts to cause Lev J. Leytes to be elected to Parent's Board of Directors as of the Effective Time.

        SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

            6.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of the Company contained in this Agreement (i) shall have been accurate in all material respects as of the date of this Agreement and (ii) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date except in the case of clause (ii): (A) for such inaccuracies as do not constitute a Material Adverse Effect on the Acquired Corporations, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date except as does not constitute a Material Adverse Effect on the Acquired Corporations as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date hereof and as of the Closing Date, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

            6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

            6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

            6.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Stockholder Vote and the Required Parent Stockholder Vote. The holders of not more than 5% of the shares of the Company's Common Stock shall have exercised dissenters' rights pursuant to Chapter 13 of the California Corporations Code.



                                      44.

            6.5 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect, except where the failure to obtain such Consents would not reasonably be expected to have a Material Adverse Effect on the Acquired Corporations.

            6.6 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

               (a) Affiliate Agreements in the form of Exhibit B, executed by each Person who could reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 under the Securities Act);

               (b) Reserved;

               (c) Release in the form of Exhibit C, executed by Lev J. Leytes;

               (d) Noncompetition Agreement in the form of Exhibit D, executed by Lev J. Leytes;

               (e) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date and addressed to Parent and the Company, reasonably satisfactory in form and substance to Parent, updating the "comfort" letter referred to in Section 5.13;

               (f) a letter from PricewaterhouseCoopers LLP, dated as of the Closing Date and addressed to the Company, reasonably satisfactory in form and substance to Parent and Ernst & Young LLP, to the effect that, after reasonable investigation, PricewaterhouseCoopers LLP is not aware of any fact concerning the Acquired Corporations or any of the stockholders or affiliates of the Acquired Corporations that could preclude the Company from being a "poolable entity" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

               (g) a letter from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, to the effect that Ernst & Young LLP concurs with Parent's management's conclusion that the Merger may be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

               (h) a legal opinion of Cooley Godward LLP dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the tax representation letters referred to in
        Section 5.12);

               (i) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.4 (with respect to the Required Company Vote exercise of dissenters' rights only) and 6.5 have been duly satisfied; and

               (j) the written resignations of all officers and directors from positions as an officer and director of each of the Acquired Corporations effective as of the Effective Time (it being understood that such resignations by officers of the Company whose employment with the Company or Parent following the Effective Time shall be continuing shall not constitute a


                                      45.

        voluntary or an "Involuntary Termination" under the Change of Control Agreements and shall not effect in any manner any rights of any officer of the Company or any of the Company's obligations under the Change of Control Agreements).

            6.7 HSR ACT. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approval required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

            6.8 RESERVED.

            6.9 RESERVED.

            6.10 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

            6.11 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

            6.12 NO GOVERNMENTAL LITIGATION. There shall not be pending or overtly threatened any Legal Proceeding in which a Governmental Body is or is overtly threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that would be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (d) which would materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

            6.13 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on the Acquired Corporations or a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that would be material to Parent; or (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations.

        SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

            7.1 ACCURACY OF REPRESENTATIONS. The representations and warranties of Parent and Merger Sub contained in this Agreement (i) shall have been accurate in all material respects as of the date of this Agreement and (ii) shall be accurate in all respects as of the Closing Date as if made on and as of


                                      46.

the Closing Date except in the case of clause (ii): (A) for such inaccuracies as do not constitute a Material Adverse Effect on Parent or Merger Sub, (B) for changes contemplated by this Agreement, and (C) for those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date except as does not constitute a Material Adverse Effect on Parent or Merger Sub as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date hereof and as of the Closing Date, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).

            7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

            7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the Form S-4 Registration Statement.

            7.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved, and the Merger shall have been duly approved, by the Required Company Stockholder Vote and the Required Parent Stockholder Vote.

            7.5 DOCUMENTS. The Company shall have received the following documents:

               (a) a legal opinion of Venture Law Group, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Venture Law Group may rely upon the tax representation letters referred to in Section 5.12); and

               (b) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that conditions set forth in Sections 7.1,
        7.2 and 7.4 (with respect to the Required Parent Stockholder Vote) have been duly satisfied.

            7.6 HSR ACT. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early and all material foreign antitrust approval required to be obtained prior to the Merger in connection with the transactions contemplated hereby shall have been obtained.

            7.7 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

            7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger by the Company shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger by the Company illegal.

            7.9 NO GOVERNMENTAL LITIGATION. There shall not be pending or overtly threatened any Legal Proceeding in which a Governmental Body is or is overtly threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the probability of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the



                                      47.

consummation of the Merger; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that would be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (d) which would materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

            7.10 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable likelihood of an outcome that would have a Material Adverse Effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; or (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, any damages or other relief that would be material to Parent.

            7.11 PARENT BOARD OF DIRECTORS. Lev. J. Leytes shall have been duly elected to Parent's Board of Directors.

        SECTION 8. TERMINATION

            8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after approval of the Merger by the Required Company Stockholder Vote):

               (a) by mutual written consent of Parent and the Company;

               (b) by either Parent or the Company if the Merger shall not have been consummated by December 31, 2000 (the "Termination Date") (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time); provided, however, that if at December 31, 2000 there shall exist a reasonable likelihood, determined in good faith by the Company's board of directors, that all of the conditions to the consummation of the Merger set forth in Sections 6 and 7 of this Agreement would be satisfied with the passage of additional time, then in such event the Company shall in its discretion have the right to extend the Termination Date to a date not later than February 28, 2001;

               (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

               (d) by either Parent or the Company if (i) the Company Stockholders' Meeting shall have been held and (ii) this Agreement and the Merger shall not have been approved at such meeting by the Required Company Stockholder Vote; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(b);

               (e) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the Required Company Stockholder Vote) if a Triggering Event shall have occurred;

               (f) by Parent if any of the Company's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall


                                      48.

        have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that Parent may not terminate this Agreement under this Section 8.1(f): (i) on account of an inaccuracy in the Company's representations and warranties that is curable by the Company or on account of a breach of a covenant by the Company that is curable by the Company unless the Company fails to cure such inaccuracy or breach within 30 days after receiving written notice from Parent of such inaccuracy or breach; or (ii) if such inaccuracy or breach (considered in the aggregate with all other inaccuracies or breaches) would not result in a failure of the conditions set forth in Section 6.1 hereof);

               (g) by the Company if any of Parent's representations and warranties contained in this Agreement shall have been materially inaccurate as of the date of this Agreement or shall have become materially inaccurate as of any subsequent date (as if made on such subsequent date), or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that the Company may not terminate this Agreement under this
        Section 8.1(g): (i) on account of an inaccuracy in Parent's representations and warranties that is curable by Parent or on account of a breach of a covenant by Parent that is curable by Parent unless Parent fails to cure such inaccuracy or breach within 30 days after receiving written notice from the Company of such inaccuracy or breach; or (ii) if such inaccuracy or breach (considered in the aggregate with all other inaccuracies or breaches) would not result in a failure of the conditions set forth in Section 7.1 hereof);

               (h) by either Parent or the Company if (i) the Parent Stockholders' Meeting shall have been held and (ii) the issuance of shares of Parent Common Stock contemplated by this Agreement and the Merger shall not have been approved at such meeting by the Required Parent Stockholder Vote; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 8.1(h) unless Parent shall have paid to the Company any fee required to be paid to the Company pursuant to Section 8.3(b); or

               (i) by the Company if the board of directors of the Company shall, subject to complying with the terms of this Agreement, including Sections 4.3 and 5.2(c), have approved, endorsed or recommended a Superior Offer; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(i) unless the Company shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(b).

            8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect (and, except as provided in this Section 8.2, there shall be no liability or obligation hereunder on the part of any of the parties hereto or their respective officers, directors, stockholders or Affiliates); provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and
(ii) the termination of this Agreement shall not relieve any party from any liability for any willful breach of any representation, warranty or covenant contained in this Agreement.

            8.3 EXPENSES; TERMINATION FEES.

                (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accounting fees and expenses, incurred in connection with (i) the filing, printing and mailing of the Form S-4 Registration


                                      49.

Statement and the Joint Prospectus/Proxy Statement and any amendments or supplements thereto and (ii) the filing of the premerger notification and report forms relating to the Merger under the HSR Act, if any be required.

                (b) (i)If (x) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) and at or prior to the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made (and shall not have been publicly, absolutely and unconditionally withdrawn and abandoned), (y) this Agreement is terminated by Parent pursuant to Section 8.1(e) or (z) this Agreement is terminated by the Company pursuant to Section 8.1(i), then, in any such case, the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $9,000,000. In the case of termination of this Agreement by the Company pursuant to Section 8.1(d) in the circumstances contemplated by clause (x) above or Section 8.1(i), the fee referred to in the preceding sentence shall be paid by the Company prior to such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(d) in the circumstances contemplated by clause (x) above or Section 8.1(e), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination.

                    (ii) If (x) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) in circumstances in which no fee is due under clause (x) of Section 8.3(b)(i) and no event has occurred since March 31, 2000 that has had, or would reasonably be expected to have, a Material Adverse Effect on Parent, then, in any such case, the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $5,000,000. In the case of termination of this Agreement by the Company pursuant to Section 8.1(d) in the circumstances contemplated by this clause (ii), the fee referred to in the preceding sentence shall be paid by the Company prior to such termination; and in the case of termination of this Agreement by Parent pursuant to Section 8.1(d) in the circumstances contemplated by this clause (ii), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination.

                    (iii) If (x) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(h) and no event has occurred since March 31, 2000 that has had, or would reasonably be expected to have, a Material Adverse Effect on the Acquired Corporations, then, in any such case, Parent shall pay to the Company, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $5,000,000. In the case of termination of this Agreement by Parent pursuant to Section 8.1(h), the fee referred to in the preceding sentence shall be paid by Parent prior to such termination; and in the case of termination of this Agreement by the Company pursuant to Section 8.1(h), the fee referred to in the preceding sentence shall be paid by Parent within two business days after such termination.

                    (iv) If (x) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) and at the time of such termination the condition set forth in Section 6.6(g) shall not have been satisfied and Parent shall not have irrevocably waived compliance with such condition, (y) all other conditions to the consummation of the Merger set forth in Section 6 shall have been satisfied other than those conditions set forth in Sections 6.3, 6.4, 6.6(e), 6.6(f), 6.6(g), 6.6(h), 6.6(i) and 6.6(j) (it being the understanding of the parties that in determining whether the conditions set forth in Section 6.1 and 6.2 shall have been satisfied for this purpose, the term "Termination Date" shall be substituted for the terms "Closing Date" and "Closing") and (z) the failure for the condition set forth in Section 6.6(g) to be satisfied is not directly or indirectly related to any action taken, or failed to be taken, by the Company or any of its affiliates (except for actions taken prior to the execution of this Agreement or any fact related to the Company prior to the execution of this Agreement, in each case the existence of which was disclosed to Parent and its independent accountants prior to the execution of this Agreement), then, in any such case, Parent shall pay to the Company, in cash at the time specified in the last sentence



                                      50.

of this clause (iv), a nonrefundable fee in the amount of $5,000,000. In the case of termination of this Agreement by Parent pursuant to Section 8.1(b) in the circumstances contemplated by this clause (iv), the fee referred to in this clause (iv) shall be paid by Parent prior to such termination; and in the case of termination of this Agreement by the Company pursuant to Section 8.1(b) in the circumstances contemplated by this clause (iv), the fee referred to in this clause (iv) shall be paid by Parent within two business days after such termination.

                (c) All payments required to be made pursuant to Section 8.3(b) above shall be made in immediately available funds to an account designated by the recipient thereof. Any payment that is not made when due pursuant to the foregoing shall bear interest, commencing on the date that the payment became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Base Rate plus 3%.

        SECTION 9. MISCELLANEOUS PROVISIONS

            9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption and approval of this Agreement and the approval of the Merger by the stockholders of the Company); provided, however, that after any such adoption and approval of this Agreement and approval of the Merger by the Company's stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            9.2 WAIVER.

                (a) No failure on the part of either party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                (b) Neither party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

            9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

            9.4 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement and the other agreements referred to herein (including in Section 4.1(c)) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument

            9.5 APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or



                                      51.

relating to this Agreement or any of the transactions contemplated by this
Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

            9.6 DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered Sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify any other representation or warranty to which the relevance of any representation or warranty is reasonably apparent.

            9.7 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a sum for its reasonable attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

            9.8 ASSIGNABILITY. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company's rights hereunder may be assigned by the Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by the Company without such consent shall be void and of no effect. Except as otherwise contemplated in
Section 5.7(d), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            9.9 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, or (b) two business days after sent by registered mail or by courier or express delivery service, or by facsimile, provided that in each case the notice or other communication is sent to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):


                                      52.

                 If to Parent or Merger Sub:   Molecular Devices Corporation
                                               1311 Orleans Drive
                                               Sunnyvale, CA 94089
                                               Attn: Chief Financial Officer
                                               Facsimile: (408) 747-3699

                                               Mercury Acquisition Sub, Inc.
                                               c/o Molecular Devices Corporation
                                               1311 Orleans Drive
                                               Sunnyvale, CA 94089
                                               Attn: Chief Financial Officer
                                               Facsimile: (408) 747-3699

                                               In each case with a copy to:

                                               Cooley Godward LLP
                                               Five Palo Alto Square
                                               3000 El Camino Real
                                               Palo Alto, CA 94306
                                               Attn:  James C. Kitch and
                                               Suzanne Sawochka Hooper
                                               Facsimile: (650) 849-7400

               If to the Company               LJL BioSystems, Inc.
                                               404 Tasman Drive
                                               Sunnyvale, CA 94089
                                               Attn: Chief Financial Officer
                                               Facsimile: (408) 541-8786

                                               With a copy to:

                                               Venture Law Group
                                               2800 Sand Hill Road
                                               Menlo Park CA 94025
                                               Attn:  Mark B. Weeks and Steve
                                               Tonsfeldt
                                               Facsimile:  (650) 233-8386


            9.10 COOPERATION. The Company and Parent agree to cooperate fully with each other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

            9.11 CONSTRUCTION.

                (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.


                                      53.

                (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

                (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.


                                      54.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.



                                            MOLECULAR DEVICES CORPORATION


                                            By: ________________________________
                                                Name:
                                                Title:


                                            MERCURY ACQUISITION SUB, INC.


                                            By: ________________________________
                                                Name:
                                                Title:


                                            LJL BIOSYSTEMS, INC.


                                            By: ________________________________
                                                Name:
                                                Title:



                                      55.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

        ACQUIRED CORPORATION PROPRIETARY ASSET. "Acquired Corporation Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

        ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

        ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of transactions involving:

               (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent company, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than 40% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 40% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than 40% of the outstanding securities of any class of voting securities of the Company;

               (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 40% of the assets of the Company; or

               (c) any liquidation or dissolution of the Company.

        AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

        COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the Company Disclosure Schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement and signed by the President of the Company.

        COMPANY OPTIONS. "Company Options" shall mean the stock options granted by the Company pursuant to the Company's stock option plans.


                                      A-1.

        COMPANY WARRANTS. "Company Warrants" shall mean, collectively, that certain warrant dated as of June 6, 1997 and amended as of March 17, 1998 to purchase 50,269 shares of Company Common Stock and that certain warrant dated as of June 17, 1998 and amended as of March 17, 1997 to purchase 15,384 shares of Company Common Stock.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        FORM S-4 REGISTRATION STATEMENT. "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

        HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        JOINT PROSPECTUS/PROXY STATEMENT. "Joint Prospectus/Proxy Statement" shall mean the proxy statement to be sent to the Company's stockholders and the Parent's stockholders in connection with the Company Stockholders' Meeting and the Parent's Stockholders' Meeting.


                                      A-2.

        KNOWLEDGE of the Company shall refer to actual knowledge of any director or executive officer of the Company.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the Nasdaq National Market).

        MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, or financial performance of the Acquired Corporations taken as a whole, (ii) the ability of the Company to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement, or (iii) Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; provided, however, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on the Acquired
Corporations: (A) a change in the market price or trading volume of the Company Common Stock, (B) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy or the world economy,
(C) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the biotechnology industry so long as such conditions do not affect the Company in a disproportionate manner as compared with companies of a similar size, (D) a delay in customer orders arising primarily out of or resulting primarily from the announcement of the transactions contemplated by this Agreement, (E) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action required by this Agreement and (F) any failure by the Company to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement (provided that the Company complies with the conduct of business requirements set forth in Section 4.2 of this Agreement). An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on Parent if such event, violation, inaccuracy, circumstance or other matter would have a material adverse effect on (i) the business, condition, capitalization, assets, liabilities, operations, or financial performance of Parent or (ii) the ability of Parent to consummate the Merger or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement; provided, however, that none of the following shall be deemed, in and of itself, to have a Material Adverse Effect on Parent: (A) a change in the market price or trading volume of Parent Common Stock, (B) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the U.S. economy or the world economy,
(C) an event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the biotechnology industry so long as such conditions do not affect Parent in a disproportionate manner as compared with companies of a similar size, (D) a delay in customer orders arising primarily out of or resulting primarily from the announcement of the transactions contemplated by this Agreement, (E) an event, violation, inaccuracy, circumstance or other matter that results from the taking of any action required by this Agreement; and (F) any failure by Parent to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement, provided, that Parent has complied with Section 4.4 of this Agreement. The parties acknowledge that the dollar thresholds set forth


                                      A-3.

in the various representations and warranties and elsewhere in this Agreement were established to permit a more efficient administration of this Agreement and are not to be considered in determining whether an event, violation, inaccuracy, circumstance or other matter will be deemed to constitute a "Material Adverse Effect" with respect to the Acquired Corporations or Parent, as the case may be.

        PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, $.01 par value per share, of Parent.

        PARENT CONTRACT. "Parent Contract" shall mean any Contract: (a) to which Parent is a party; (b) by which Parent or any asset of Parent is or may become bound or under which Parent has, or may become subject to, any obligation; or
(c) under which Parent has or may acquire any right or interest.

        PARENT PROPRIETARY ASSET. "Parent Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Parent or otherwise used by Parent.

        PARENT OPTIONS. "Parent Options" shall mean the stock options granted by Parent pursuant to Parent's stock option plans.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        REQUIRED COMPANY STOCKHOLDER VOTE. "Required Company Stockholder Vote" shall have the meaning set forth in Section 2.27.

        REQUIRED PARENT STOCKHOLDER VOTE. "Required Parent Stockholder Vote" shall have the meaning set forth in Section 6.4.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        SUBSIDIARY. An entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record,
(a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

        SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase (by means of a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction) more than 50% of the outstanding shares of Company Common Stock, which the board of


                                      A-4.

directors of the Company determines, in good faith, after consultation with its financial advisor, has terms more favorable to the Company's stockholders than the terms of the Merger after taking into account all pertinent factors deemed relevant by the board of directors of the Company under the laws of the State of Delaware; provided, however, that any such offer shall not be deemed to be a "Superior Offer" unless any financing required to consummate the transaction contemplated by such offer is either (i) in the possession of such third party at the time such offer is made, or (ii) committed and likely, based upon a reasonable determination of the board of directors of the Company, to be obtained by such third party on a timely basis.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        TRIGGERING EVENT. A "Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Joint Prospectus/Proxy Statement the recommendation of the board of directors of the Company in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of the Company fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten business days after an Acquisition Proposal shall have been publicly announced and Parent requests in writing that such recommendation be reaffirmed; (iv) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal;
(vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (vii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within ten business days after such Acquisition Proposal is announced or (B) otherwise fails to oppose such Acquisition Proposal within ten business days after such Acquisition Proposal is announced; or (ix) the Company intentionally breaches any of its obligations under Section 4.3 of the Agreement.


                                      A-5.

                                    EXHIBITS
                                    --------

Exhibit A      -      Certain Definitions

Exhibit B      -      Form of Affiliate Agreement

Exhibit C      -      Form of Release Agreement

Exhibit D      -      Form of Noncompetition Agreement